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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934






Date of Report (Date of earliest event reported)      SEPTEMBER 11, 1998


                           REGISTRY MAGIC INCORPORATED
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             (Exact name of registrant as specified in its charter)



          FLORIDA                         0-24283              65 062 3427
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(State or other jurisdiction          (Commission File        (IRS Employer
    or incorporation)                      Number)          Identification No.)



         ONE SOUTH OCEAN BOULEVARD, SUITE 206, BOCA RATON, FLORIDA 33486
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          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code       (561) 367-0408
                                                  ------------------------------


                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS.

         As previously disclosed, on April 3, 1998, the Company initiated an action in the Circuit Court for Palm Beach County, Florida against a former employee of the Company whose employment was terminated at such date. The defendant had also asserted a counterclaim against the Company and Walt Nawrocki and Lawrence Cohen, who are members of management and principal shareholders of the Company. On September 11, 1998, the Company entered into a settlement agreement with Dr. Roger M. Goldwyn pursuant to which Mr. Goldwyn's employment and other relationships with the Company were concluded without any further payment or liability. In addition, shares and options previously issued or awarded to Dr. Roger M. Goldwyn shall be subject to certain terms and conditions with respect to disposition of such shares and options.



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       REGISTRY MAGIC INCORPORATED


                                       By: /s/ Walt Nawrocki
                                           -------------------------------------
                                           Walt Nawrocki
                                           President and Chief Executive Officer

DATED:  September 29, 1998